UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.     )

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TRINITY CAPITAL INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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TRINITY CAPITAL INC.
3075 West Ray Road, Suite 525
Chandler, Arizona 85226

supplement dated may 28, 2021

to the proxy statement dated april 28, 2021

for the 2021 Annual Meeting of Stockholders

to be Held on Thursday, June 17, 2021

This supplement, dated May 28, 2021 (this “Supplement”), relates to the definitive proxy statement, dated April 28, 2021 (the “Proxy Statement”), of Trinity Capital Inc. (the “Company”) filed with the Securities and Exchange Commission (the “SEC”) on April 28, 2021 in connection with the Company’s 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held Thursday, June 17, 2021 at 9:00 a.m., Mountain Standard Time, solely on the internet by virtual means through a live webcast accessible at https://web.lumiagm.com/214074144. Please refer to page 1 of the Proxy Statement for instructions on how to access the live webcast of the Annual Meeting.

On May 27, 2021, the Company received an exemptive order from SEC (the “SEC Order”) with respect to the 2019 Trinity Capital Inc. Long-Term Incentive Plan and the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan. As a result, the Company will hold a vote at the Annual Meeting on Proposal 4: Approval of the 2019 Trinity Capital Inc. Long-Term Incentive Plan (“Proposal 4”) and Proposal 5: Approval of the Trinity Capital Inc. 2019 Non-Employee Director Restricted Stock Plan (“Proposal 5”). As disclosed in the Proxy Statement, the Company’s ability to hold a vote at the Annual Meeting on Proposal 4 and Proposal 5 was contingent upon the Company receiving the SEC Order.

The Board of Directors of the Company unanimously recommends that the Company’s stockholders vote “FOR” Proposal 4, “FOR” Proposal 5 and “FOR” the other proposals set forth in the Proxy Statement, as described therein.

Your vote is very important! If you are unable to participate in the Annual Meeting virtually through the live webcast, we urge you to follow the instructions printed on the Notice of Internet Availability of Proxy Materials or the proxy card to authorize a proxy vote by telephone or through the internet, or complete, date and sign the proxy card and promptly return it in the envelope provided. For additional information on how to vote at the Annual Meeting, please refer to pages 2-3 of the Proxy Statement.

If you have already voted, you do not need to vote again unless you would like to change or revoke your prior vote on any proposal. Please refer to page 8 of the Proxy Statement for instructions on how to change or revoke your prior vote on any proposal.

Information about the Annual Meeting is set forth in the Proxy Statement, as supplemented by this Supplement, both of which have been filed with the SEC. The proxy materials related to the Annual Meeting are available online at www.astproxyportal/ast/23279.

This Supplement should be read together with the Proxy Statement. Except as specifically set forth above, this Supplement does not modify or update any other disclosure presented in the Proxy Statement and does not reflect any events occurring after the date of the Proxy Statement.

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